                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)............April 19, 2005

                         HEALTHCARE SERVICES GROUP, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Pennsylvania                     0-120152                 23-2018365
-------------------------------          ------------            ---------------
(State or other jurisdiction of          (Commission              (IRS Employer
 Incorporation or organization)          File Number)            Identification
                                                                    number)

           3220 Tillman Drive-Suite 300, Bensalem, Pennsylvania 19020
           -----------------------------------------------------------
               (Address of principal executive offices)      (Zip code)

Registrant's telephone number, including area code:  215-639-4274
                                                   ----------------

Item 2.02 Results of Operations and Financial Condition.

On April 19, 2005 Healthcare Services Group, Inc. issued a press release announcing its earnings for the three month period ended March 31, 2005, as well as three-for-two stock split and first quarter cash dividend payment. A copy of the press release is attached hereto as Exhibit (99) and hereby incorporated by reference.

The information in this Current Report is being furnished pursuant to Item 2.02, "Results of Operations and Financial Condition" and shall not be deemed "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.




                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            HEALTHCARE SERVICES GROUP, INC.
                                            -------------------------------

April 19, 2005                                   /S/  Richard W. Hudson
--------------                                   -------------------------------
Date                                             Vice President- Finance and
                                                           Secretary

                         HEALTHCARE SERVICES GROUP, INC.
                   REPORTS RESULTS FOR THE THREE MONTHS ENDED
          MARCH 31, 2005 AND ANNOUNCES A THREE-FOR-TWO STOCK SPLIT AND
                        FIRST QUARTER 2005 CASH DIVIDEND

    o  NET INCOME UP 28% ON AN 8% INCREASE IN REVENUES
    o 7TH CONSECUTIVE QUARTERLY CASH DIVIDEND INCREASE REPRESENTING A 17% INCREASE OVER 2004 FOURTH QUARTER PAYMENT AND 75% OVER 2004 FIRST QUARTER PAYMENT
    o  DECLARES 50% STOCK DIVIDEND

Bensalem, PA - April 19, 2005, Healthcare Services Group, Inc. (NASDAQ-HCSG) reported that revenues for the three months ended March 31, 2005 increased by 8% to $114,695,000 compared to $106,622,000 for the same 2004 period. Net income increased 28% for the three months ended March 31, 2005 to $4,263,000 or $.24 per basic and $.23 per diluted common share, compared to the 2004 first quarter net income of $3,318,000 or $.19 per basic and $.18 per diluted common share.

         The Board of Directors has declared a three-for-two stock split in the form of a 50% stock dividend payable on May 2, 2005 to the holders of record of its Common Stock at the close of business April 29, 2005. All fractional share interests will be rounded up to the nearest whole number. The effect of this action will be to increase common shares outstanding by approximately 8,874,000 shares to approximately 26,622,000 shares.

         Additionally, the Company's Board of Directors has declared a first quarter 2005 cash dividend of $.07 per common share payable on May 16, 2005 to shareholders of record at the close of business May 4, 2005. The first quarter 2005 cash dividend represents a 17% increase over the cash dividend declared for the 2004 fourth quarter and is the eighth consecutive quarterly dividend payment, as well as the seventh consecutive increase since our initiation of quarterly cash dividend payments in 2003. The cash dividend payment data is after giving effect to the three-for-two stock split.

Earnings Release                                               April 19, 2005
Page 2


         In conjunction with the Company's share repurchase program, the Board of Directors has authorized the repurchase of up to 1,000,000 shares of its common shares.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This report includes forward-looking statements that are subject to risks and uncertainties that could cause actual results or objectives to differ materially from those projected. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such risks and uncertainties include, but are not limited to, risks arising from our providing services exclusively to the health care industry, primarily providers of long-term care; credit and collection risks associated with this industry; one client accounting for approximately 19% of revenues in the three month period ended March 31, 2005; our claims experience related to workers' compensation and general liability insurance; the effects of changes in, or interpretations of laws and regulations governing the industry, including state and local regulations pertaining to the taxability of our services; and risk factors described in our Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2004 in Part I thereof under "Government Regulation of Clients", "Competition" and "Service Agreements/Collections". Many of our clients' revenues are highly contingent on Medicare and Medicaid reimbursement funding rates, which have been and continue to be adversely affected by the change in Medicare payments under the 1997 enactment of Medicare Prospective Payment System. That change, and the lack of substantive reimbursement funding rate reform legislation, as well as other trends in the long-term care industry have resulted in certain of our clients filing for bankruptcy protection. Others may follow. Any decisions by the government to discontinue or

Earnings Release                                               April 19, 2005
Page 3


adversely modify legislation related to reimbursement funding rates will have a material adverse affect on our clients. These factors, in addition to delays in payments from clients, have resulted in and could continue to result in significant additional bad debts in the near future. Additionally, our operating results would be adversely affected if unexpected increases in the costs of labor and labor related costs, materials, supplies and equipment used in performing its services could not be passed on to clients.

         In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new clients, provide new services to existing clients, achieve modest price increases on current service agreements with existing clients and maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and successfully executing projected growth strategies.

Company  Contacts:
Daniel P. McCartney                        Thomas Cook
Chairman and Chief Executive Officer       President and Chief Operating Officer
215-639-4274                               215-639-4274

                                                                  HEALTHCARE SERVICES GROUP, INC.
                                                              CONDENSED CONSOLIDATED BALANCE SHEETS
                                                                            (Unaudited)


                                                             March 31, 2005        December 31, 2004
                                                             --------------        -----------------
Cash and cash equivalents                                     $ 85,912,000           $ 74,847,000
Accounts receivable, net                                        55,932,000             55,725,000
Other current assets                                            15,983,000             14,699,000
                                                              ------------           ------------
  Total current assets                                         157,827,000            145,271,000

Property and equipment, net                                      4,782,000              4,804,000
Notes receivable- long term, net                                 5,005,000              5,557,000
Deferred compensation funding                                    4,198,000              4,062,000
Other assets                                                     7,508,000              7,270,000
                                                              ------------           ------------

                                                              $179,320,000           $166,964,000
                                                              ============           ============




Accrued insurance claims- current                             $  4,533,000           $  4,169,000
Other current liabilities                                       22,240,000             16,090,000
                                                              ------------           ------------
  Total current liabilities                                     26,773,000             20,259,000

Accrued insurance claims- long term                             10,577,000             10,227,000
Deferred compensation liability                                  5,330,000              5,018,000
Stockholders' equity                                           136,640,000            131,460,000
                                                              ------------           ------------

                                                              $179,320,000           $166,964,000
                                                              ============           ============

                                                                HEALTHCARE SERVICES GROUP, INC.
                                                               CONSOLIDATED STATEMENTS OF INCOME
                                                                           (Unaudited)

                                                                  For the Three Months Ended
                                                                           March 31,
                                                                  2005                   2004
                                                              ------------           ------------
Revenues                                                      $114,695,000           $106,622,000
Operating costs and expenses:
   Cost of services provided                                    99,770,000             93,397,000
   Selling, general and administrative                           8,429,000              8,015,000
Other income:
    Investment and interest income                                 380,000                142,000
                                                              ------------           ------------
Income before income taxes                                       6,876,000              5,352,000
Income taxes                                                     2,613,000              2,034,000
                                                              ------------           ------------
Net income                                                    $  4,263,000           $  3,318,000
                                                              ============           ============

Basic earnings per common share                               $        .24           $        .19
                                                              ============           ============

Diluted earnings per common share                             $        .23           $        .18
                                                              ============           ============

Cash dividends per common share                               $        .09           $        .05
                                                              ============           ============
Basic weighted average number of
     common shares outstanding                                  17,748,000             17,476,000
                                                              ============           ============

Diluted weighted average number of
     common shares outstanding                                  18,691,000             18,429,000
                                                              ============           ============